UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 30, 2004
Date of report (Date of earliest event reported)

Commission File Number 001-15019

PEPSIAMERICAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-6167838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4000 Dain Rauscher Plaza 60 South Sixth Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (612) 661-4000

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 3, 2004, the registrant publicly announced it had repurchased 10 million shares, or 6.8 percent, of its outstanding common stock on April 30, 2004. For further information, please refer to the press release attached hereto as Exhibit 99-1, which is incorporated by reference herein. In addition, the letter agreement dated April 30, 2004 between the registrant and J.P. Morgan Securities Inc. is attached hereto as Exhibit 99-2, which is also incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEPSIAMERICAS, INC.

Dated:	April 30, 2004	By:	/s/ G. MICHAEL DURKIN, JR.

G. Michael Durkin, Jr.
Executive Vice President and Chief Financial Officer
(As Chief Accounting Officer and Duly
Authorized Officer of PepsiAmericas, Inc.)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99-1	Press release reporting stock repurchase dated May 3, 2004

99-2	Stock repurchase letter agreement between J.P. Morgan Securities Inc. and PepsiAmericas, Inc. dated April 30, 2004